UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

TuHURA Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2025, TuHURA Biosciences, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to announce, among other things, the appointment of Dr. Craig Tendler to the Company’s Board of Directors (the “Board”) effective as of March 10, 2025. At the time the Initial Form 8-K was filed, the Board had not yet determined on which Board committees, if any, Dr. Tendler would serve.

This Amendment No. 1 to the Initial Form 8-K is being filed solely to report that on May 5, 2025, the Board appointed Dr. Tendler to serve as a member of the Nominating and Corporate Governance Committee of the Board effective as of May 5, 2025. This Amendment No. 1 does not amend, update, or change any other items or disclosure contained in the Initial Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TuHURA Biosciences, Inc.

May 7, 2025	By:	/s/ Dan Dearborn
		Name:	Dan Dearborn
		Title:	Chief Financial Officer